EXHIBIT 99.1

IA GLOBAL RECEIVES DISMISSAL OF KRAKOWSKI ARBITRATION, REVISES REVENUE GUIDANCE TO $6,000,000-$7,000,000 FOR THE 1st QUARTER OF 2005.

BURLINGAME, CA March 23, 2005/PRNewswire-FirstCall/ --

IA Global Inc. (Amex: IAO) announced that it had received a dismissal of the Krakowski arbitration from the American Arbitration Association.

As previously disclosed, on September 26, 2003, Andzej Krakowski, a former employee of foreignTV.com, Inc., filed a civil action seeking damages and injunctive relief for (i) statutory damages, costs and attorney fees resulting from our alleged willful copyright infringement, (ii) monetary damages in the amount of $436,477 for alleged breach of an employment agreement with foreignTV.com, (iii) the issuance of 180,000 shares of common stock in IA Global, (iv) monetary damages for alleged fraud, (v) monetary damages of at least $1,200,000, and (vi) punitive damages, costs and attorney fees. On January 10, 2004, the United States District Court for the Southern District of New York dismissed without prejudice the complaint filed by Andzej Krakowski. On February 9, 2004, Mr. Krakowski filed for arbitration with the American Arbitration Association in East Providence, Rhode Island.

The company also announced that projected revenues would be $6,000,000-$7,000,000 for the 1st quarter of 2005 at current exchange rates. Previous guidance released in our February 15, 2005 earnings press release was $9,200,000 to $10,000,000 for the 1st quarter of 2005 as compared to $2,031,000 for the same period in 2004.

The company’s CEO, Alan Margerison, said, “we are pleased to announce the dismissal of the Krakowski arbitration. Also, Rex Tokyo had a weaker quarter than expected due to reduced new store openings by its major customers. The quarter ending March 31 is typically Rex Tokyo’s lowest revenue quarter because its major customers have a March 31 year-end and new budgets are not available until April 1.” We expect to release our results for the quarter ended March 31, 2005 in late April, 2005.

About IA Global Inc.

IA Global, Inc. is a public holding company focused on acquiring Japanese and US companies that operate in the entertainment, media and technology areas. We hold a 60.5% equity interest in Rex Tokyo Ltd., a supplier and maintenance contractor of parts to the Pachinko and slot machine gaming industry in Japan. Rex Tokyo is a supplier and fitter of installations for both new Pachinko parlors and stores that are carrying out re-fittings. It also supplies items such as automatic medal dispensing machines, automatic cigarette butt disposal systems, lighting systems and Pachinko ball sand other Pachinko accessory products as well as numerous new Pachinko slot machines. Through our 67% equity interest in Fan Club Entertainment Ltd., we are a creative design studio focused on web and traditional print media, including providing services to the official Fan Club in Japan for Marvel Entertainment Inc. and Marvel Characters Inc.

For further information, contact:

Mark Scott, CFO

IA Global Inc.

533 Airport Blvd. Suite 400

Burlingame CA 94010

650-685-2402 (t)

650-685-2404 (f)

scott@iaglobalinc.com

www.iaglobalinc.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Specifically, the statements in this press release concerning the 1st quarter of 2005 revenues are forward-looking statements. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.”